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                                                                      EXHIBIT 21

                           HALTER MARINE GROUP, INC.
                          SUBSIDIARIES OF THE COMPANY


          ENTITY                                 STATE OF INCORPORATION
          ------                                 ----------------------

AmClyde Engineered Products Company, Inc.               Delaware
Bludworth Bond Shipyard, Inc.                           Texas
Equitable  Shipyard, L.L.C.                             Louisiana
Fritz Culver, Inc.                                      Louisiana
Gretna Machine and Iron Works, L.L.C.                   Louisiana
Gulf Coast Fabrication, Inc.                            Mississippi
Halter-Calcasieu, L.L.C.                                Louisiana
Halter Engineered Products Group, Inc.                  Delaware
Halter Marine International, Inc.                       Barbados
Halter Gulf Repair, Inc.                                Delaware
Halter Marine Gulfport, Inc.                            Nevada
Halter Marine, Inc.                                     Nevada
Halter Marine Louisiana, Inc.                           Louisiana
Halter Marine Panama City, Inc.                         Delaware
Halter Marine Pascagoula, Inc.                          Delaware
Halter Marine Services, Inc.                            Mississippi
Latboats,  Inc.                                         Marshall Islands
Marine Cleaning, L.L.C.                                 Louisiana
Marinsco, Inc.                                          Louisiana
Maritime Holdings, Inc.                                 Delaware
Offshore Marine Indemnity Company                       Vermont
TDI-Halter, L.P.                                        Louisiana
TDI International, Inc.                                 Cayman Islands
TDI-NASS, JV                                            Bahrain
Trinity Marine Orange, Inc.                             Delaware
Trinity Yachts, Inc.                                    Delaware
Utility Steel Fabrication, Inc.                         Louisiana
Washington Marine Fabricators, Inc.                     Washington